UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 30, 2007
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                          Vishay Intertechnology, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                     1-7416                      38-1686453
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(State or other jurisdiction        (Commission                (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

         63 Lancaster Avenue
          Malvern, PA 19355                                      19355-2143
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code 610-644-1300

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     Item 2.02 - Results of Operations and Financial Condition

     On April 30, 2007, Vishay Intertechnology, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2007. A copy of the press release is furnished as Exhibit 99 to this report.

     Item 7.01 - Regulation FD Disclosure

     Computational Guidance on Earnings Per Share Estimates

     The Company frequently receives questions from analysts and shareholders regarding its diluted earnings per share ("EPS") computation. The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation, particularly as they relate to the second quarter of 2007.

     Accounting principles require that EPS be computed based on the weighted average shares outstanding ("basic"), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, warrants, convertible notes, etc.) if those potentially issuable shares would reduce EPS ("diluted").

     The number of shares related to options, warrants, and similar instruments included in diluted EPS is based on the "Treasury Stock Method" prescribed in Statement of Financial Accounting Standards ("SFAS") No. 128. This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option or warrant exercise at a price equal to the issuer's average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options, warrants and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

     The number of shares includable in the calculation of diluted EPS in respect of convertible or exchangeable securities is based on the "If Converted" method prescribed in SFAS No. 128. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument ("incremental earnings per share"). Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive. Changes in the variable interest rate on the Company's Exchangeable Notes due 2102 could change the order in which the convertible or exchangeable securities are evaluated for dilution, and the earnings level at which the convertible or exchangeable securities become dilutive.

     The following estimates of shares consider the number of the Company's shares currently outstanding and the Company's stock options, warrants and convertible or exchangeable securities currently outstanding and their exercise and conversion features currently in effect. Changes in these parameters could have a material impact on the calculation of diluted EPS.

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     The following estimates of shares should be read in conjunction with the information on earnings per share in the Company's filings on Form 10-Q and Form 10-K. These estimates are unaudited and are not necessarily indicative of the shares used in the diluted EPS computation for any prior period. The estimates below are not necessarily indicative of the shares to be used in the quarterly diluted EPS computation for any period subsequent to the second quarter of 2007. The Company assumes no duty to revise these estimates as a result of changes in the parameters on which they are based or any changes in accounting principles. Also, the presentation is not intended as a forecast of EPS values or share prices of the Company's common stock for any period.

     For the second quarter of 2007:

     o The Company has approximately 185 million shares issued and outstanding, including shares of common stock and class B common stock.

     o The number of shares included in diluted EPS related to options, warrants, and similar instruments does not vary significantly and is generally less than 1 million incremental shares.

     o The Company's Convertible Subordinated Notes due 2023 are dilutive at quarterly earnings levels in excess of approximately $24 million. The Convertible Subordinated Notes are convertible into approximately 23 million shares. Quarterly interest, net of tax, is approximately $3.1 million. Accordingly, the weighted average shares used for earnings per share computations at quarterly earnings levels greater than approximately $24 million and less than approximately $28 million (see below) is approximately 209 million shares, with an "if converted" net interest savings of approximately $3.1 million.

     o The Company's Exchangeable unsecured notes due 2102 are dilutive at quarterly earnings levels in excess of approximately $28 million. The Exchangeable unsecured notes are exchangeable for approximately 6 million shares. Quarterly interest, net of tax, is approximately $0.9 million. Accordingly, the weighted average shares used for the earnings per share computation at quarterly earnings levels greater than approximately $28 million, is approximately 215 million shares, with an aggregate "if converted" net interest savings of approximately $4.0 million.

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     Item 9.01 - Financial Statements and Exhibits

     (d)  Exhibits

     Exhibit No.    Description
     -----------    -----------

     99             Press release dated April 30, 2007

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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date: April 30, 2007

                                             VISHAY INTERTECHNOLOGY, INC.

                                             By:    /s/ Richard N. Grubb
                                                    --------------------
                                             Name:  Richard N. Grubb
                                             Title: Executive Vice President and
                                                    Chief Financial Officer